UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 7.01               Regulation FD Disclosure

     Registrant issued a news release announcing details of redemption of Liquid Yield OptionTM Notes (LYONS) due 2031 dated August 18, 2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	Exhibit No.	Document

	99.1	Copy of Registrant's news release dated August 18, 2006 announcing details of redemption of Liquid Yield OptionTM Notes (LYONS) due 2031.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	August 18, 2006	/s/ William M. Steul

William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.           Description

99.1	Copy of Registrant's news release dated August 18, 2006 announcing details of redemption of Liquid Yield OptionTM Notes
(LYONS) due 2031.

Exhibit 99.1

                                      NEWS RELEASE

Eaton Vance Corp. The Eaton Vance Building 255 State Street, Boston, MA 02109 (617) 482-8260 Contact: William M. Steul

FOR IMMEDIATE RELEASE EATON VANCE CORP. ANNOUNCES THE COMPLETION OF REDEMPTION OF LIQUID YIELD OPTION TM NOTES DUE 2031 (Zero Coupon-Senior)

BOSTON, MA, August 18, 2006 -- Eaton Vance Management (“EVM”), a wholly owned subsidiary of Eaton Vance Corp. (NYSE:EV), today announced that it has completed the redemption of all of its outstanding Liquid Yield Option™ Notes due 2031 (“Notes”). As of today, $110,945,000 principal amount at maturity of the Notes with an accreted value of $76.4 million were redeemed for cash or exchanged for the cash value of Eaton Vance Corp. non-voting common stock in the aggregate amount of $86.2 million.

Upon receipt of EVM’s notice of its intent to redeem, holders of the Notes had the option to exchange the Notes into Eaton Vance Corp. non-voting common stock at a rate of 28.7314 shares of common stock per $1,000 principal amount at maturity until the close of business (5:00 p.m. Eastern Time) on August 10, 2006. As of the close of business on August 10, 2006, $110,939,000 principal amount at maturity of the Notes were tendered for exchange into the Company’s non-voting common stock. EVM elected to pay the holders cash in lieu of delivering stock as provided for in the indenture governing the Notes. As a result, EVM will pay $86.2 million to holders who presented their Notes for exchange. In addition to those Notes exchanged, $6,000 principal amount at maturity of the Notes were redeemed for cash in the aggregate amount of $4,130.

The redemption of the Notes resulted in the elimination of all of Eaton Vance Corp.’s long-term debt and will reduce its diluted shares outstanding by 3.2 million shares or approximately 2.3 percent. The $9.8 million premium value of the shares in excess of the accreted value of the Notes paid in cash to Note holders will be recorded as interest expense in Eaton Vance Corp.’s fiscal fourth quarter income statement. This expense and the accelerated amortization of the debt issuance costs will result in a reduction in fourth quarter diluted earnings per share of approximately $0.05.

Liquid Yield OptionTM Notes is a trademark of Merrill, Lynch & Co., Inc.

Eaton Vance Corp. is a Boston-based investment management firm whose stock trades on the New York Stock Exchange under the symbol EV. Eaton Vance and its affiliates manage $118.5 billion in assets as of June 30, 2006 for more than 100 investment companies, as well as individual and institutional accounts, including those of corporations, hospitals, retirement plans, universities, foundation and trusts.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.